                                                                Exhibit 10.50

                       DATED        23 April       1998
                       --------------------------------


                 CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD   (1)
                                      AND
                              TED B. MILLER, JR                (2)





                       ----------------------------------

                            DEED OF GRANT OF OPTION

                       ----------------------------------




                                  Norton Rose
                                    London

                                    CONTENTS
                                    --------

Clause                               Heading                               Page
1    Definitions..............................................................1

2    Grant of Options.........................................................3

3    Exercise and lapse of the Options........................................4

4    Option to be personal to Optionholder....................................8

5    Shares to be available and shares subscribed for to be subject to certain restrictions..................................................8

6    Alteration of capital of the Company.....................................8

7    Procedure for exercise of the Option.....................................9

8    Rights of Shares and listing.............................................9

9    Taxation................................................................10

10   Governing Law...........................................................11

11   Notices.................................................................11

THIS DEED is made on                     1998 BETWEEN:

(1) CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD (registered number 3242381) whose registered office is situated at Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN (the "COMPANY");

(2) TED B. MILLER, JR of 11722 Wood Lane, Houston, Texas, TX 77024 (the "OPTIONHOLDER").

WHEREAS:

(A) At a Board Meeting of the Company in January 1998, the Company agreed to grant the Optionholder an option to acquire a total of:

     (i) 20,000 Ordinary Shares of 1p each in the Company at an exercise price of 1p per share;

     (ii) 30,000 Ordinary Shares of 1p each in the Company at an exercise price of 2.5p per share;

     (iii) 19,980,000 Preference Shares of 1p each in the Company at an exercise price of 1p per share; and

     (iv) 29,970,000 Preference Shares of 1p each in the Company at an exercise price of 2.5p per share,

     and to enter into certain other arrangements in relation to such shares.

(B) This Agreement sets out the terms on which the Optionholder shall subscribe for such shares.

NOW THIS DEED WITNESSES as follows:

1    Definitions
     -----------

1.1  In this Deed the following expressions have the following meanings:

     "AFFILIATE" means in relation to any company, any holding company of that company, any subsidiary of that company and any subsidiary of any such holding company ("subsidiary" and "holding company" having the meanings respectively ascribed to them by section 736 and 736A Companies Act 1985 (as amended));

     "AGGREGATE INVESTMENT" means the aggregate subscription monies paid by the Investors for shares of the Company;

     "ARTICLES" means the Company's Articles of Association from time to time;

     "AUDITORS" means the auditors for the time being of the Company;

     "BAD LEAVER" means the Optionholder ceasing to be a Relevant Employee on or after 28 February 1998 in circumstances resulting from termination of the employment of the Optionholder with CCI or any of its Affiliates for Cause;

     "BOARD" means the board of directors of the Company;

     "CAUSE" in the context of termination of the Optionholder's employment, means, in each case as determined in good faith by a majority of CCI's Board of Directors exclusive of any member subject to a "Cause" termination: (i) conviction of or a plea of guilty or nolo contendere to
                                                            ---------------
     any criminal violation involving dishonesty, fraud or breach of trust, or any serious crime which materially adversely affects CCI; or (ii) wilful engagement in gross misconduct in the performance of duties owed by the Optionholder to CCI which materially adversely affects CCI;

     "CCI" means Crown Castle International Corporation, a Delaware corporation;

     "CHANGE OF CONTROL" means any party (including an Investor) acquiring 45% or more of the Company's issued share capital or 40% or more of the Company's issued share capital being sold by any party or parties;

     "EXERCISE PRICE" means the price per share at which the Optionholder is granted the right to acquire Ordinary Shares and Preference Shares on exercise of the A Option and the C Option, being 1p per Ordinary Share and 1p per Preference Share or such other price as may result from an adjustment pursuant to Rule 6;

     "GOOD LEAVER" means the Optionholder ceasing to be a Relevant Employee other than as a Bad Leaver;

     "INTERNAL RATE OF RETURN" shall be that rate at which all Investment Gain or return of capital to the Investors must be discounted to equal the Aggregate Investment. The internal rate of return shall be compounded annually. In calculating the internal rate of return each amount taken into account as Investment Gain or a return of capital shall be discounted from the date of distribution of such amount back to 28th February 1997 (or to the date of investment in respect of any share capital of the Company subscribed for by the Investors after 28th February 1997) with each period for which the calculation is made rounded to the nearest number of whole months. An example of the calculation of internal rate of return is set out in the annexure to this Agreement;

     "INVESTMENT GAIN" means the aggregate of all:

     (a) dividends received in respect of Ordinary Shares or Preference Shares by the Investors;

     (b) proceeds of the redemption of Preference Shares paid to the Investors; and

     (c) the value of the Company's equity share capital held by the Investors on a public offering of the Company's Shares, a Qualifying Sale or a Change of Control, as the case may be;

     "INVESTORS" means Berkshire Fund IV L.P., Berkshire Investors LLC, Candover Investments plc, Candover (Trustees) Limited and Candover Partners Limited (as general partner of each of the Candover 1994 UK Limited Partnership, the Candover 1994 UK No. 2 Limited Partnership, the Candover 1994 US No. 1 Limited Partnership and the Candover 1994 US No. 2 Limited Partnership, TeleDiffusion de France International S.A. and CCI (including any successors to such entities);

     "THE LONDON STOCK EXCHANGE" means the London Stock Exchange Limited;

     "ORDINARY SHARE" means, subject to Rule 6, an Ordinary Share of 1p of the Company;

     "PREFERENCE SHARE" means, subject to Rule 6, a Preference Share of 1p of the Company;

     "PREMIUM EXERCISE PRICE" means the price per share at which the Optionholder is granted the right to acquire Ordinary Shares and Preference Shares on exercise of the B Option and the D Option being 2.5p per Ordinary Share and 2.5p per Preference Share (representing a premium of 1.5p per share) or such other price as may result from an adjustment pursuant to Rule 6;

     "QUALIFYING SALE" means the sale by an Investor of more than 25% of the Ordinary Shares and the Preference Shares then held by that Investor;

     "RELEVANT EMPLOYEE" means a director or an employee of CCI or any Affiliate thereof;

     "SHARE CAPITAL" means the Company's entire issued share capital for the time being comprising all the issued Ordinary Shares and Preference Shares;

1.2 Any reference herein to any enactment shall be construed as including a reference to that enactment as the same may from time to time be amended or re-enacted.

1.3 Wherever the context so admits or requires words in the singular shall include the plural and vice versa.

2    Grant of Options
     -----------------

2.1 The Company hereby grants four options (the "A OPTION", the "B OPTION", the "C OPTION and the "D OPTION" respectively and together the "OPTIONS") by way of this Deed to the Optionholder, on and subject to the terms of this Deed.

2.2 The A Option is to acquire on and subject to the terms of this Deed for cash at par up to a maximum of 10,000 Ordinary Shares and 9,990,000 Preference Shares (the "A OPTION SHARES") at the Exercise Price.

2.3 The B Option is to acquire for cash at a premium of 1.5p per share up to a maximum of 15,000 Ordinary Shares and 14,985,000 Preference Shares (the "B OPTION SHARES") at the Premium Exercise Price.

2.4 The C Option is to acquire on and subject to the terms of this Deed for cash at par up to a maximum of 10,000 Ordinary Shares and 9,990,000 Preference Shares (the "C OPTION SHARES") at the Exercise Price.

2.5 The D Option is to acquire on and subject to the terms of this Deed for cash at a premium of 1.5p per share up to a maximum of 15,000 Ordinary Shares and 14,985,000 Preference Shares (the "D OPTION SHARES") at the Premium Exercise Price.

2.6 No consideration is payable by the Optionholder for the grant of the Options.

3    Exercise and lapse of the Options
     ---------------------------------

     The A Option
     ------------

3.1 The Optionholder's rights to subscribe for A Option Shares under this Deed shall, subject to Rule 3.3, vest in and become exercisable by the Optionholder up to the maximum numbers of A Option Shares set out below provided that the Optionholder is a Relevant Employee on the following dates (each a "SERVICE DATE"):

     Service Date                            Ordinary Shares   Preference Shares
     ------------                            ---------------   -----------------

     28th February 1998                            2,000            1,998,000
     28th February 1999                            2,000            1,998,000
     28th February 2000                            2,000            1,998,000
     28th February 2001                            2,000            1,998,000
     28th February 2002                            2,000            1,998,000
                                                  ======            =========

     Total number of A Option Shares              10,000            9,990,000

     On successive Service Dates, A Option Shares which have vested on previous Service Dates but in respect of which the A Option has not been exercised will continue to be exercisable by the Optionholder subject to the provisions of this Deed.

     The B Option
     ------------

3.2 The Optionholder's rights to subscribe for B Option Shares under this Deed shall, subject to Rule 3.3, vest in and become exercisable by the Optionholder up to the maximum numbers of B Option Shares set out below provided that the Optionholder is a Relevant Employee on the following dates (each a "SERVICE DATE"):

     Service Date                            Ordinary Shares   Preference Shares
     ------------                            ---------------   -----------------

     28th February 1998                            3,000            2,997,000
     28th February 1999                            3,000            2,997,000
     28th February 2000                            3,000            2,997,000
     28th February 2001                            3,000            2,997,000
     28th February 2002                            3,000            2,997,000
                                                  ======           ==========

     Total number of B Option Shares              15,000           14,985,000

     On successive Service Dates, B Option Shares which have vested on previous Service Dates but in respect of which the B Option has not been exercised will continue to be exerciseable by the Optionholder subject to the provisions of this Deed.

3.3 The Optionholder's rights to subscribe for A Option Shares and B Option Shares under this Deed shall vest in and become exercisable by the Optionholder in full on a Change of Control (to the extent they have not vested in the Optionholder at such time) provided the Optionholder is a Relevant Employee on the date of such Change of Control.

     The C Option and the D Option
     -----------------------------

3.4 (a) The Optionholder's rights to subscribe for C Option Shares and the D Option Shares under this Deed shall vest in and become exercisable by the Optionholder in full on the date of a Qualifying Trigger Event provided that the Optionholder is a Relevant Employee on such date.

     (b) For the purposes of this Rule 3.4 a "Qualifying Trigger Event" shall mean the issue of a certificate from the Company to the Optionholder certifying that:

          (i) a public offering of the shares of the Company has realised (or would have realised had the Investors elected to participate in such offering) for each of the Investors cash amounts equivalent to an internal rate of return in excess of 30% and a return equal to or in excess of 2.5 times the sums subscribed by the relevant Investor or Investors for shares of the Company ("THE HURDLE RETURN");

          (ii) a Qualifying Sale has realised for the Investor in question cash amounts equivalent to the Hurdle Return; or

          (iii) a Change of Control has realised for an Investor or Investors cash amounts equivalent to the Hurdle Return.

3.5 If any of the events described in Rule 3.4(b)(i), (ii) or (iii) shall occur but the Hurdle Return is not realised on such event, then the Company shall review, on the 28 February next following and on an annual basis until 28 February 2002 thereafter, whether the Hurdle Return has been achieved. If the Company shall certify that the Hurdle Return has been achieved then the issue of such certificate shall be treated as a Qualifying Trigger Event and the Optionholder's rights to subscribe for C Option Shares and the D Option Shares shall vest in full and become exerciseable by the Optionholder on the date of such certificate provided that the Optionholder is a Relevant Employee on such date.

3.6 If the Optionholder is a Relevant Employee on 28th February 2002 in circumstances where a Qualifying Trigger Event has not occurred, the Company shall nevertheless certify to the Optionholder whether each of the Investors has achieved the Hurdle Return (Investment Gain for this purpose being calculated by reference to the value of the Company's equity share capital as at 28th February 2002). If the Company shall certify that the Hurdle Return has been achieved then the issue of such certificate shall be treated as a Qualifying Trigger Event and the Optionholder's rights to subscribe for C Option Shares and D Option Shares under this Deed shall vest in full and become exercisable by the Optionholder on the date of such certificate provided that the Optionholder is a Relevant Employee on such date.

3.7 If the Optionholder shall cease to be a Relevant Employee and is a Good Leaver before a Qualifying Trigger Event and between any of the dates mentioned in the first column below ("RELEVANT PERIODS") then the Optionholder shall be entitled to subscribe for such number of C Option Shares and D Option Shares as are indicated in the columns below on the occurrence of a Qualifying Trigger Event for the purposes of Rule 3.4, Rule
     3.5 or Rule 3.6:

RELEVANT PERIODS                                      ORDINARY SHARES                          PREFERENCE SHARES
(all dates inclusive)
                                            Pursuant to the C     Pursuant to the    Pursuant to the     Pursuant to the D
                                                  Option              D Option          C Option              Option
28 February 1998 to 27 February 1999               2,500                3,750           2,497,500            3,746,250
28 February 1999 to 27 February 2000               2,500                3,750           2,497,500            3,746,250
28 February 2000 to 27 February 2001               2,500                3,750           2,497,500            3,746,250
28 February 2001 to 28 February 2002               2,500                3,750           2,497,500            3,746,250
                                                  ------               ------           ---------           ----------
TOTALS                                            10,000               15,000           9,990,000           14,985,000


     Rules 3.4, 3.5, or 3.6, as the case may be, shall apply mutatis mutandis to the question of whether a Qualifying Trigger Event has occurred.

3.8 If the Optionholder believes that the Company should have issued a certificate under Rules 3.4, 3.5, 3.6 or 3.7 but the Company disagrees, then the Optionholder or the Company may require the appointment of a suitably qualified independent third party ("THE EXPERT") to determine whether the criteria set out in Rule 3.4(b)(i), Rule 3.4(b)(ii), Rule 3.4(b)(iii), Rule 3.5 or Rule 3.6 have been satisfied so that the Company should have issued a certificate that a Qualifying Trigger Event has occurred and that the Hurdle Return has been achieved. If the Expert shall demonstrate that a Qualifying Trigger Event has occurred or the Hurdle Return has been achieved then Rule 3.4(a) shall apply and his costs shall be borne by the Company. In any other case the costs of the Expert shall be borne by the Optionholder. The Expert shall act as an expert and not as an arbitrator and failing agreement between the Company and the Optionholder as to his identity he shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales.

C.   Provisions applicable to the Options
     ------------------------------------

3.9 In the event that the Optionholder shall cease to be a Relevant Employee in any circumstances, then the Optionholder (or his personal representatives in the case of his death or incapacity/disability) may exercise all or any part of the Options which have, at the time of the Optionholder's death or the termination of his employment, vested in the Optionholder as set out in Rules 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6 and, if the Optionholder is a Good Leaver before the Qualifying Trigger Event, then Rule 3.7 shall also apply. Any exercise of the Options pursuant to this Rule 3.9 must take place within 12 months of the date of the Optionholder's death or in any other case within 180 days from the date on which the Optionholder's employment terminated or, if any shares of the Company are at the date of termination listed on the London Stock Exchange, New York Stock Exchange or similar alternative exchange or market, 90 days from the date on which the Optionholder shall cease to be a Relevant Employee other than in the case of death. If such exercise would not be permitted under the Listing Rules of the London Stock Exchange (or the rules of any other relevant stock exchange) within these periods, the period for exercise shall commence on the date when such restriction would cease to apply.

3.10 Any rights to subscribe for the Option Shares which have not vested on the date on which the Optionholder ceases to be a Relevant Employee shall, subject to Rule 3.7, lapse and terminate automatically on the date of such cessation.

3.11 The Options shall lapse and terminate automatically insofar as they have not been exercised whether by the Optionholder or by his personal representatives and whether or not any rights to subscribe for Option Shares have vested at 5.30 pm (London time) on 28th February 2004.

3.12 It shall be a condition of the Options being granted that in the event of the Optionholder ceasing to be a Relevant Employee (for whatever reason) he shall not be entitled to any compensation whatsoever by reason of lapse of his rights under the Options or by reason of any termination or alterations of rights or expectations thereunder.

4    Option to be personal to Optionholder
     -------------------------------------

4.1 The Option shall be personal to the Optionholder and shall not be capable of being transferred by him but may be exercised by an Optionholder's personal representatives subject to the provisions of this Deed in the event of the death or incapacity/disability of the Optionholder.

4.2 The Optionholder shall in no way sell, transfer, charge, mortgage, encumber or create any interest in favour of any third party over or in respect of the Option.

4.3 Except as permitted in Rule 4.1, if the Optionholder does or suffers to be done any act or thing whereby he is deprived of the legal or beneficial ownership of the Option then the Option shall lapse forthwith and the Company shall not knowingly permit the exercise of the Option.

5    Shares to be available and shares subscribed for to be subject to certain
     -------------------------------------------------------------------------
     restrictions
     ------------

5.1 The Company shall at all times keep available sufficient unissued Ordinary Shares and Preference Shares to satisfy the Options to the extent that they are then outstanding except to the extent that arrangements are made for such Options to the extent they are then outstanding to be satisfied by the transfer of Ordinary Shares and Preference Shares which have already been issued.

5.2 The Optionholder acknowledges that any Ordinary Shares and Preference Shares issued to him (or to his personal representatives) pursuant to the exercise of the Options are to be treated as Company Shares for the purposes of the Subscription Agreement dated 23rd January 1997 and entered into between the Optionholder, the Company and certain of the other shareholders of the Company (the "SUBSCRIPTION AGREEMENT") and accordingly are to be subject to clauses 2 and 3 of the Subscription Agreement. If so requested by the Company, the Optionholder agrees to execute an acknowledgement in favour of all parties to the Subscription Agreement in the terms set out in this clause.

6    Alteration of capital of the Company
     ------------------------------------

6.1 In the event of any capitalisation issue (other than a capitalisation issue to which section 249 Income and Corporation Taxes Act 1988 applies) or rights issue or any sub-division or consolidation of Ordinary Shares and Preference Shares or any reduction of the share capital of the Company, the nominal value and/or the number of Ordinary Shares and Preference Shares which are the subject of the Options and/or the Exercise Price/Premium Exercise Price thereof shall be adjusted by the Board in such manner as the Auditors shall confirm in writing as being in their opinion fair and reasonable.

6.2 Any such adjustment shall be made on the basis that the amount payable by the Optionholder on full exercise of the Options shall remain as nearly as possible the same as (but shall not be greater than) it was before such event. Provided however that no such adjustment shall be made to the extent that it would result in a share being issued in consideration of the payment of an Exercise Price (or

     Premium Exercise Price as the case may be) less than its nominal value and the Company shall use its best efforts to prevent the Exercise Price (or Premium Exercise Price, as the case may be) from being subject to such nominal value limitation.

6.3 If any adjustment falls to be made pursuant to Rule 6, the Company shall send to the Optionholder particulars of the revised basis of subscription or other exercise payment within 28 days after determination of the matter in question.

7    Procedure for exercise of the Option
     ------------------------------------

7.1 The Options shall be exercisable by notice in writing given to the Company by the Optionholder, or after his death or disability/incapacity by his personal representatives in accordance with this Deed, and (subject to Rule
     3) the Options may be exercised at one time or from time to time in respect of Shares the subject of the Options. Until exercised in full, the Options shall be exercisable over the remaining Shares which are the subject of the Options up to the maximum specified in Rule 2.2, 2.3, 2.4 and 2.5.

7.2 Any notice exercising any Option shall not be treated as valid unless and until a remittance from or on behalf of the Optionholder for the full amount of the Exercise Price (or Premium Exercise Price as the case may be) for each of the Ordinary Shares and Preference Shares in respect of which the notice is given has been received by the Company.

7.3  Subject to:

     (a)  such consents as may be necessary, if any;

     (b)  compliance with the terms of the Options;

     (c) if any of the shares subject to the Options are at the relevant time listed on the London Stock Exchange or permitted to be dealt in on the Alternative Investment Market, the Ordinary Shares in respect of which an Option has been exercised having been admitted to the Official List or permitted to be dealt in on the Alternative Investment Market (as the case may be) by the London Stock Exchange;

     the Company shall within 28 days after the later of the date of receipt of a notice exercising an Option and (if applicable) the receipt of the Auditors' confirmation under Rule 6 allot or procure the transfer of the Ordinary Shares and Preference Shares in respect of which such Option has been exercised to the Optionholder and deliver or procure the delivery of a definitive share certificate or other document or evidence of title in respect thereof to the Optionholder or his nominee or personal representative.

8    Rights of Shares and listing
     ----------------------------

8.1 Any Ordinary Shares and Preference Shares allotted on any exercise of an Option shall on allotment rank pari passu in all respects with the then issued shares of the same class save as regards any rights attached thereto by reference to a record date prior to the date of such exercise and will be subject to all the provisions of the Articles of Association of the Company relating to voting, dividend, transfer, transmission and otherwise.

8.2 The Company will at its own cost and expense, if any shares the subject of an Option are at the relevant time listed on the London Stock Exchange or permitted to be dealt in on the Alternative Investment Market, apply to the London Stock Exchange for any shares of the same class in respect of which an Option has been exercised to be admitted to the Official List or permitted to be dealt in on the Alternative Investment Market (as the case may be) (except in cases where the relevant Option is satisfied by the transfer of shares which have already been admitted to the Official List or in respect of which permission has been granted for them to be dealt in on the Alternative Investment Market). The Company will use its best efforts to cause the above results as to the London Stock Exchange or similar results if the shares of the Company are trading on the New York Stock Exchange or any similar alternative exchange or market.

9    Taxation
     --------

9.1  This Rule 9.1 applies where:

     (a) the Company or any other person ("the Indemnified Party") is advised that it is required to account for, or on account of, income tax under sections 203-203L Income and Corporation Taxes Act 1988 (as amended from time to time) and any regulations made thereunder or employees' national insurance contributions under paragraph 3 of Schedule 1 to the Social Security Contributions and Benefits Act 1992 (as amended from time to time) and any regulations made thereunder and/or by reason of any Inland Revenue or Department of Social Security practice then applicable; and

     (b) the obligation to account for such tax or taxes or contributions arises as a consequence of the grant of the Options, exercise (in whole or in part) of an Option or the transfer of shares to the Optionholder following exercise of the Option.

9.2 Where Rule 9.1 applies the Company will so notify the Optionholder as soon as possible and the Optionholder shall forthwith on demand being made pay to the Indemnified Party an amount equal to such tax or taxes or contributions to the extent that the Indemnified Party cannot obtain reimbursement of such tax, taxes or contributions by deducting such amount in accordance with regulation 7 of the Income Tax (Employments) Notional Payments) Regulations 1994) ("THE SHORTFALL"). Until full payment of the Shortfall has been made in accordance with this Rule 9.2 the Company shall, notwithstanding Rule 7.3 or any other Rule to the contrary, be entitled not to allot Ordinary Shares or Preference Shares or to withhold delivery of the share certificate or any other document or evidence of title in respect of the shares acquired following exercise of an Option.

     It is hereby certified that the grant of these Options does not constitute a transaction forming part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value of the consideration exceeds (Pounds)60,000.

10   Governing Law
     -------------

10.1 This Agreement shall be governed by and construed and interpreted in accordance with the laws of England.

10.2 The Optionholder hereby irrevocably authorises and appoints Norose Notices Limited (AMC/99/Z806576) (for the attention of the Director of Administration) at the address of its registered office for the time being (or such other person resident in England as he may by notice to all other parties substitute) to accept service of all legal process arising out of or connected with this Agreement and service on Norose Notices Limited (or such substitute) shall be deemed to be served on the Optionholder concerned.

11   Notices
     -------

11.1 All notices and other communications required or permitted under this agreement shall be in writing and shall be delivered personally, sent by air courier (in the case of notices given by a party in one jurisdiction to a party in another), first class pre-paid post (in the case of a notice given by a party in one jurisdiction to a party in the same jurisdiction), telexed or sent by facsimile transmission (and promptly confirmed by air courier service in the case of notices sent from one jurisdiction to another) and by first class pre-paid post in the case of notices sent by a party in one jurisdiction to another party in the same jurisdiction. Any such notice shall be deemed given when so delivered personally, telexed or sent by facsimile transmission or air courier or first class pre-paid post to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     Ted B Miller, Jr.
     -----------------

     11722 Wood Lane
     Houston
     Texas 77024
     USA


     The Company: if to the Company, to:
     -----------

     the Company

     at its registered office for the time being

     Attention:  Chief Executive Officer

SIGNED as a DEED and                         )
DELIVERED by                                 )
CASTLE TRANSMISSION SERVICES                 )
(HOLDINGS) LTD in the presence of:           )  .....................
                                                Director


                                                .....................
                                                Director/Secretary




SIGNED as a DEED and                         )
DELIVERED by                                 )
TED B. MILLER, JR.                           )
in the presence of:                          )  .....................
                                                Director


 .........................
Witness (Signature)

Name:
Address:



Occupation:




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

                                 The Annexure



Example of IRR Calculation


                                         Example               Example
Assumptions:                             One                   Two
                                         ---                   ---
Date Aggregate Investment made           28 Feb 97             28 Feb 97
Date public offering held                28 Nov 97             28 Nov 98


Aggregate Investment
--------------------
Preference Shares                        999,000               999,000
Ordinary Shares                            1,000                 1,000
                                       ---------             ---------
Aggregate Investment                   1,000,000             1,000,000

Investment Gain & Return of Capital
Required to Achieve 30% IRR [1]
-------------------------------
Redemption Proceeds                      999,000               999,000
Value Equity shares                      217,812               582,856
                                       ---------             ---------
Total Proceeds to Achieve 30% IRR      1,216,812             1,581,856


[1] The internal rate of return was calculated using Microsoft Excels CSR function. Total proceeds assumed realized on date of public offering.



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